                                      Exhibit A

Funds Available to       Name of Separate Accounts
the Separate Accounts    Utilizing Some or All of the Funds      Policy/Contract Name(s)       Policy/Contract Numbers(s)
---------------------    ----------------------------------      -----------------------       --------------------------
No Change                No Change                               No Change                     New Contract Numbers:

                                                                                               Under the 2nd bullet, please
                                                                                               add: LN 660

                                                                                               Under the 3rd bullet, please
                                                                                               add: LN 650
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